UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2017

NEXEO SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36477	46-5188282
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3 Waterway Square Place, Suite 1000
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2017, Nexeo Solutions, Inc. (the “Company”) announced that Nexeo Solutions Holdings, LLC (“Holdings”), Nexeo Solutions, LLC (“Solutions”), Nexeo Solutions Sub Holding Corp. (“Sub Holding”) and certain subsidiaries of Solutions entered into an amendment with Bank of America, N.A., as administrative agent and collateral agent (the “TLB Agent”), and the lenders party thereto (“TLB Amendment No. 1”), which amended the credit agreement, dated June 9, 2016, by and among Holdings, Solutions, Sub Holding, the TLB Agent, and the lenders from time to time party thereto (the “Term Loan Credit Agreement” and, the Term Loan Credit Agreement as amended by TLB Amendment No. 1, the “Amended Term Loan Credit Agreement”).

Pursuant to TLB Amendment No. 1, among other things, the interest rate margin applicable to Solutions’ outstanding term loans was reduced by 50 basis points, from 4.25% to 3.75%, for LIBOR loans, and from 3.25% to 2.75%, for base rate loans. In addition, pursuant to TLB Amendment No. 1, the LIBOR floor applicable to Solutions’ outstanding term loans was reduced from 1.00% to zero.

The Amended Term Loan Credit Agreement also provides for a soft call prepayment premium applicable to certain repricing transactions involving the outstanding term loans. The soft call premium equals 1% of the amount of the term loans that are subject to certain repricing transactions occurring on or prior to the date that is six months after March 22, 2017.

The lenders and the agents (and each of their respective subsidiaries or affiliates) under the Amended Term Loan Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, Solutions and its affiliates. These parties have received, and may in the future receive, customary compensation from Solutions and its affiliates for such services.

The foregoing description of TLB Amendment No. 1 and the Amended Term Loan Credit Agreement is a general description and is qualified in its entirety by reference to the full text of TLB Amendment No. 1, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release issued by the Company on March 22, 2017 relating to TLB Amendment No. 1 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1
Amendment No. 1, dated March 22, 2017, among Nexeo Solutions Holdings, LLC, Nexeo Solutions, LLC, Nexeo Solutions Sub Holding Corp., the other Loan Parties identified therein, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

99.1	Press release issued by the Company on March 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS, INC

	By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Administrative Officer

Dated: March 22, 2017

Exhibit Index

Exhibit	Description
10.1
Amendment No. 1, dated March 22, 2017, among Nexeo Solutions Holdings, LLC, Nexeo Solutions, LLC, Nexeo Solutions Sub Holding Corp., the other Loan Parties identified therein, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

99.1	Press release issued by the Company on March 22, 2017.